Exhibit 99.1

FINANCIAL CONTACT: David R. Sonksen Executive Vice President and CFO Tel: (949) 221-7101
EDITORIAL CONTACT: Cliff Silver Manager, Corporate Communications Tel: (949) 221-7112

Microsemi Reports Fourth Quarter

and Fiscal 2004 Results

•	Net Sales for Fiscal Year 2004 Increased 24% over Fiscal Year 2003

•	Net Sales for Fourth Quarter Increased 6% over Third Quarter

•	Net Sales Increased 29% Over Year Ago Fourth Quarter

Irvine, CA – (BusinessWire) – November 18, 2004 - Microsemi Corporation (Nasdaq: MSCC) today reported results for its fourth quarter ended September 26, 2004 and its full 2004 fiscal year.

For the fourth quarter, net sales were $68.0 million, an increase of 29% from net sales of $52.8 million in the year-ago fourth quarter and an increase of 6% from net sales of $64.1 million in the third quarter. Fourth quarter pro forma net income was $8.0 million, or $0.13 per share diluted, up 264% from $2.2 million, or $0.04 per share diluted, in the year-ago fourth quarter and up 33% from the $6.0 million, or $0.10 per share diluted, in the third quarter. Pro forma gross margins for the fourth quarter were 38.9%, a 150 basis point improvement over the third quarter pro forma gross margins of 37.4% and a 610 basis point improvement over the 32.8% pro forma gross margins in the year ago fourth quarter.

For the fiscal year, net sales were $244.8 million, an increase of 24% compared to last fiscal year’s net sales of $197.4 million. Fiscal year 2004 pro forma net income totaled $21.5 million, or $0.35 per share diluted, up 378% from pro forma net income of $4.5 million, or $0.08 per share diluted, in fiscal year 2003.

For the fourth quarter, Microsemi reported GAAP earnings for the fourth quarter of $0.9 million, or $0.01 per share diluted, a decline of 44%, compared to GAAP earnings of $1.6 million, or $0.03 per share diluted, in the year-ago fourth quarter and down 74% from GAAP earnings of $3.5 million, or $0.06 per share diluted, in the third quarter. Gross margins based on GAAP for the fourth quarter were 26.7%, a 740 basis point decline from the third quarter GAAP gross margins of 34.1% and a 450 basis point decline from the 31.2% GAAP gross margins in the year-ago fourth quarter.

For the full fiscal year 2004, Microsemi reported GAAP income of $5.6 million, or $0.09 per share diluted, compared to a loss of $11.5 million, or $0.20 loss per share diluted, in fiscal year 2003.

The book-to-bill ratio for the fourth quarter was 1.05.

“We are very pleased with our results for the fourth quarter”, stated James J. Peterson, President and CEO. “Net sales and pro forma earnings have increased for eight consecutive quarters and we have seen continuing strength in our markets.”

Business Outlook

Sequentially Microsemi expects its sales for the first quarter to be up two to three percent. Microsemi expects its pro forma earnings per share diluted for the first quarter to be $0.13 to $0.14. Sequentially, Microsemi expects its pro forma gross margin percentage for the first quarter to increase 70 to 130 basis points.

Microsemi regularly announces such an outlook quarterly, in the form of issuing a news release and does not undertake to update any of this information between such public announcements, and please refer to the “SAFE HARBOR” STATEMENT below for risks that may affect future actual results.

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, military/aerospace and satellite, notebook computers and monitors, automotive and mobile connectivity applications.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“SAFE HARBOR” STATEMENT under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring and integrating new operations or assets, closing or disposing of operations or assets, rapidly changing technology and product obsolescence, the potential delay or inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases including but not limited to the potential costs of compliance with the new accounting and legal requirements mandated in fiscal year 2005 under Section 404 of the Sarbanes-Oxley Act and any costs of related infrastructure weakness, challenges like competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential business and economic conditions or adverse changes in current or expected industry conditions, potential business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters or litigation, difficulties in determining and maintaining adequate insurance coverage, difficulties protecting patents and other proprietary rights, inventory obsolescence, or potential challenges dealing with governmental and customer qualification of our products, manufacturing facilities and processes. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer to the factors, uncertainties or risks identified in Microsemi’s most recent Form 10-K filed by Microsemi with the SEC and Microsemi’s subsequent Forms 10-Q and 8-K, which could identify additional risks. Microsemi may also identify further risks from time to time. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

(Financial Tables Follow)

Microsemi Reports Fiscal 2004 and Fourth Quarter Results / 3

MICROSEMI CORPORATION

Consolidated Income Statements

(In thousands, except per share amounts)

	Quarter ended		Fiscal year ended
	Sept. 28, 2003	Sept. 26, 2004	Sept. 28, 2003	Sept. 26, 2004
NET SALES	$52,751	$67,985	$197,371	$244,805
Cost of sales	36,270	49,837	136,830	167,377

GROSS MARGIN	16,481	18,148	60,541	77,428

Operating expenses:
Selling, general and administrative	9,547	10,004	37,006	38,880
Research and development	4,606	4,648	19,368	20,010
Amortization of intangible assets	304	304	1,320	1,212
Restructuring charges	—	614	686	6,855
Gain on sales of assets, net	(212)	—	(2,605)	—
Impairments of long lived assets	—	1,506	—	2,506

Total operating expenses	14,245	17,076	55,775	69,463

OPERATING INCOME	2,236	1,072	4,766	7,965

Interest and other income (expense), net	81	126	(15)	305

INCOME BEFORE INCOME TAXES	2,317	1,198	4,751	8,270

Provision for income taxes	765	302	1,568	2,636

Income before cumulative effect of a change in accounting principle	1,552	896	3,183	5,634
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(14,655)	—

NET INCOME(LOSS)	$1,552	$896	$(11,472)	$5,634

Basic earnings (loss) per share
Earnings before a change in accounting principle	$0.03	$0.02	$0.05	$0.10
Change in accounting principle	—	—	(0.25)	—

Earnings (loss) per share	$0.03	$0.02	$(0.20)	$0.10

Diluted earnings (loss) per share
Earnings before a change in accounting principle	$0.03	$0.01	$0.05	$0.09
Change in accounting principle	—	—	(0.25)	—

Earnings (loss) per share	$0.03	$0.01	$(0.20)	$0.09

Common and common equivalent shares outstanding:
Basic	58,040	59,693	57,906	59,168
Diluted	60,306	62,574	59,018	61,987

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Microsemi Reports Fiscal 2004 and Fourth Quarter Results / 4

MICROSEMI CORPORATION

Schedule Reconciling GAAP Earnings to Pro Forma Earnings

(in thousands)

	Quarter ended		Fiscal year ended
	Sept. 28, 2003	Sept. 26, 2004	Sept. 28, 2003	Sept. 26, 2004
GAAP NET INCOME (LOSS)	$1,552	$896	$(11,472)	$5,634

The pro forma amounts have been adjusted to exclude the following items:

Excluded from cost of sales
Transitional idle capacity and inventory abandonments	$832	$8,314	$2,602	$13,202

Excluded from operating expenses
Amortization of intangible assets	304	304	1,320	1,212
Cumulative effect of a change in accounting principle for goodwill	—	—	22,705	—
Gain on sales of assets, net	(212)	—	(2,605)	—
Impairment of long-lived asset	—	1,506	—	2,506
Restructuring related costs	—	614	686	6,855

	924	10,738	24,708	23,775
Income tax effect	305	3,637	8,711	7,939

Net effect of adjustments to GAAP net Income	$619	$7,101	$15,997	$15,836

PRO FORMA NET INCOME	$2,171	$7,997	$4,525	$21,470

Schedule Reconciling Reported financial Ratios

	Quarter ended
	Sept. 28, 2003	June 27, 2004	Sept. 26, 2004
GAAP gross margin	31.2%	34.1%	26.7%
Effect of reconciling items on gross margin	1.6%	3.3%	12.2%
Pro forma gross margin	32.8%	37.4%	38.9%

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), Microsemi uses a pro forma measure of results that does not conform with GAAP. Our pro forma measure of results equals GAAP results adjusted to exclude certain costs, expenses and gains. We believe that pro forma results may give an indication of Microsemi’s baseline performance from its ongoing operations before restructuring related and other gains, losses or other charges that are considered by management to be outside of the company’s core ongoing operating results. In addition, Microsemi’s management uses pro forma results to measure performance and as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from “pro forma” measures or any other metrics used by other companies. Microsemi computes pro forma results principally by adjusting GAAP results with a reversal of the impact of acquisition-related charges, restructuring charges, and other charges and credits.

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Microsemi Reports Fiscal 2004 and Fourth Quarter Results / 5

MICROSEMI CORPORATION

Pro Forma Consolidated Income Statements

(In thousands, except per share amounts)

	Quarters ended		Fiscal year ended
	Sept. 28, 2003	Sept. 26, 2004	Sept. 28, 2003	Sept. 26, 2004
NET SALES	$52,751	$67,985	$197,371	$244,805
Cost of sales	35,438	41,523	134,228	154,175

GROSS MARGIN	17,313	26,462	63,143	90,630

Operating expenses:
Selling, general and administrative	9,547	10,004	37,006	38,880
Research and development	4,606	4,648	19,368	20,010

Total operating expenses	14,153	14,652	56,374	58,890

OPERATING INCOME	3,160	11,810	6,769	31,740
Interest and other income (expense), net	81	126	(15)	305

INCOME BEFORE INCOME TAXES	3,241	11,936	6,754	32,045
Provision for income taxes	1,070	3,939	2,229	10,575

PRO FORMA NET INCOME	$2,171	$7,997	$4,525	$21,470

Pro Forma Earnings per share:
Basic	$0.04	$0.13	$0.08	$0.36
Diluted	$0.04	$0.13	$0.08	$0.35

Common and common equivalent shares outstanding:
Basic	58,040	59,693	57,906	59,168
Diluted	60,306	62,574	59,018	61,987

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Microsemi Reports Fiscal 2004 and Fourth Quarter Results / 6

MICROSEMI CORPORATION

Condensed Consolidated Balance Sheets

(in thousands)

	September 28, 2003	September 26, 2004
ASSETS

Current Assets:
Cash and cash equivalents	$29,353	$45,118
Accounts receivable, net	28,866	42,219
Inventories	53,679	54,555
Deferred income taxes	5,239	8,490
Other current assets	1,234	5,447

Total current assets	118,371	155,829

Property and equipment, net	62,973	55,629
Deferred income taxes	10,162	8,772
Goodwill	3,258	3,258
Other intangible assets, net	6,622	5,411
Other assets	4,257	4,098

TOTAL ASSETS	$205,643	$232,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$31,203	$43,487
Long-term debt	449	386
Other long-term liabilities	4,131	4,247
Stockholders’ equity	169,860	184,877

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,643	$232,997

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